Exhibit 10.43

SECOND AMENDMENT

TO THE

GOODMAN NETWORKS INCORPORATED

2008 LONG-TERM INCENTIVE PLAN

March 27, 2012

This SECOND AMENDMENT TO THE GOODMAN NETWORKS INCORPORATED 2008 LONG-TERM INCENTIVE PLAN (this “Amendment”), is made and entered into by Goodman Networks Incorporated, a Texas corporation (the “Company”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Goodman Networks Incorporated 2008 Long-Term Incentive Plan (the “Plan”).

RECITALS

WHEREAS, Article 9 of the Plan provides that the Board of Directors of the Company (the “Board”) may amend the Plan at any time;

WHEREAS, the Board desires to amend the Plan to add certain restrictions on the ability of the Company to repurchase shares of common stock of the Company awarded pursuant to the Plan; and

NOW, THEREFORE, in accordance with Article 9 of the Plan, effective as of the date hereof, the Board hereby amends the Plan as follows:

1. Article 15 of the Plan is hereby amended by adding the following new Section 15.10:

15.10 Stock Repurchase Rights. Notwithstanding anything herein to the contrary, in no event may any shares of Common Stock be repurchased by the Company from the Participant or the Participant’s legal representatives or beneficiaries within the six (6) month period following (i) the Date of Grant in the case of grants of Restricted Stock or Common Stock, (ii) the Exercise Date in the case of grants of Stock Options or SARs, or (iii) the date of conversion or delivery of shares of Common Stock in the case of RSUs or other Awards. Following the expiration of such six (6) month period, the Company shall have the right to repurchase such shares in accordance with the terms and conditions of the Fifth Amended and Restated Shareholders’ Agreement, dated as of June 23, 2011, as may be amended from time to time, copies of which are on file at the principal office of the Company.

2. Except as expressly amended by this Amendment, the Plan shall continue in full force and effect in accordance with the provisions thereof.

[Signature page to follow]

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first written above.

GOODMAN NETWORKS INCORPORATED

By:	/s/ Ron B. Hill
Name:	Ron B. Hill
Title:	President and Chief Executive Officer